Filed Under Rule 424(b)(2)
                                                    Registration No. 333-3825


Pricing Supplement No. 4 Dated June 3, 1998

To Prospectus Dated July 23, 1996
   Prospectus Supplement Dated July 29, 1996

                                   $20,000,000

                        ILLINOIS CENTRAL RAILROAD COMPANY

                           MEDIUM-TERM NOTES, SERIES B

Due from 9 Months or More from Date of Issue

         Principle Amount:          $20,000,000

(Total Principal Amount Issued to Date:     $150,000,000)

         Original Issue Date:               June 8, 1998

         Maturity Date:                     June 9, 2008

         Interest Rate:                     6.63%

Redemption:

Check box opposite applicable paragraph:

[ x ]    The Notes cannot be redeemed prior to maturity.

[   ]    The Notes may be redeemed prior to maturity.

Commission to be paid to Agents:            $125,000.00

Additional Agents Include:

         Chase Securities, Inc.
         Lehman Brothers, Inc.



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